SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November __, 2019 among Banner Midstream Corp., a corporation whose principal place of business is located at 5899 Preston Rd., Unit 505, Frisco, TX 75034 (the “Company”), MTB Corp., a Nevada corporation (“Mount Tam”), and the Purchasers identified on the signature pages hereto (including their successors and assigns, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company, the Company desires to issue and sell to the Purchasers, and the Purchasers, desires to purchase from such party, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchasers, severally and not jointly, agrees as follows:

ARTICLE I

1.1	The following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affidavits of Confession of Judgment” means the affidavits of Confession of Judgment dated the date hereof, executed by the Company and its Subsidiaries, Mount Tam and the Guarantors.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Change of Control” means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) other than a group including Jay Puchir of effective control (whether through legal or beneficial ownership of capital stock of the Company or Mount Tam, by contract or otherwise) of in excess of 33% of the voting securities of the Company or Mount Tam, or (ii) a replacement at one time or within a three year period of more than one-half of the members of the Company’s ro Mount Tam’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (iii) Jay Puchir shall no longer be employed by the Company as Chief Executive Officer on a full time basis, or (iv) the execution by the Company or Mount Tam of an agreement to which the Company or Mount Tam is a party or by which it is bound, providing for any of the events set forth above in (i) , (ii) or (iii).

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s and Mount Tam’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, or Mount Tam, par value $0.0001 per share, as the case may be, and any securities into which such common stock shall hereinafter have been reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries or Mount Tam which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Carmel, Milazzo & DiChiara LLP.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Guarantees” shall mean the Principals’ Guarantee, the Subsidiary and Mount Tam Guarantee.

“Guarantors” shall mean the parties issuing the Guarantees to the Purchasers.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-up Agreements” means the lock-up agreements executed by management and certain shareholders of the Company and Mount Tam.

“Majority Purchasers” shall mean holders of 50% of the then outstanding principal amount of the Notes, so long as such 50% includes Puritan Partners LLC as lead investor.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Notes” means the 10% Senior Secured Convertible Notes due November 15, 2020 in aggregate principal amount of $ 1,666,666.67, convertible into shares of common stock of Mount Tam, par value $0.0001 per share, and issued by the Company and Mount Tam to the Purchasers hereunder.

“OFAC” shall mean the United States Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations” shall mean the regulations promulgated by OFAC, as amended from time to time.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means that certain pledge agreement between the Principals and the Purchasers pursuant to which the Principals pledged shares of common stock or the Company and Ecoark, Inc. to the Purchasers.

“Principal Guarantees” means the guarantees, dated the date hereof, of the Principals under the Note and the other Transaction Documents in favor of the Purchasers

“Principals” means Jay Puchir, Randy May, Pete Dichiara, and Greg Mckinney.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Qualified Financing” means an equity financing for the account of the Company or Mount Tam in which shares of common stock, or securities, directly or indirectly, convertible into or exchangeable or exercisable for shares of common stock are issued, which financing results in cumulative aggregate proceeds to the Company of at least $3,000,000.

“Reverse Merger” means the reverse merger pursuant to an Agreement and Plan of Merger, made and entered into as of the 26th day of September, 2019, by and among Mount Tam Biotechnologies, Inc., MTB Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Mount Tam Biotechnologies, Inc, and the Company,

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof between the Company, Mount Tam and the Purchasers.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, the Shares and the shares of common stock underlying the Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement, dated the date hereof, among the Company, its Subsidiaries, Mount Tam and the Purchasers.

“Security Documents” means the Security Agreement and any other documents and filings required thereunder in order to grant the Purchasers a perfected first priority security interest (other than certain equipment which is currently pledged to secure certain indebtedness of the Company and with respect to which Purchasers shall have a second priority security lien) in all of the assets of the Company and its Subsidiaries and Mount Tam including all UCC-1 filing receipts.

“Shares” 300,000 shares of common stock, par value $0.0001 per share, of Mount Tam purchased by the Purchasers for $0. 0001 per share.

“Subordination Agreement” means the Subordination Agreement by and among the Purchasers, the Company and the holders of certain indebtedness of the Company and its Subsidiaries (not including the holders of the equipment loans or certain agreed upon merchant cash advances).

“Subscription Amount” means, as to the Purchasers, the aggregate amount to be paid for Note and Shares purchased hereunder as specified below such Purchasers’ name on the signature page of this Agreement and next to the heading “Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsidiary” means any direct or indirect subsidiary of the Company as set forth on Schedule 3.1(a).

“Subsidiary and Mount Tam Guarantee” means the guarantee, dated the date hereof, of the Subsidiaries and Mount Tam guaranteeing obligations under the Note and the other Transaction Documents in favor of the Purchasers.

“Transfer Agent Instructions” means the irrevocable transfer agent instructions by Mount Tam to the Transfer Agent.

“Transaction Documents” means this Agreement, the Notes, the Security Documents, the Affidavits of Confession of Judgment, the Guarantees, the Subordination Agreement, the Pledge Agreement, the Lock-up Agreements the Registration Rights Agreement, the Transfer Agent Instructions, the Shares and any other documents or agreements executed in connection with the transactions contemplated hereunder.

PURCHASE AND SALE

2.1       Closing. Subject to the terms and conditions set forth herein, the Purchasers agrees to purchase from the Company and Mount Tam the Company and Mount Tam agree to sell to the Purchasers the aggregate principal amount of Notes and shall cause an affiliate to sell to the Purchasers the Shares, in each case set forth opposite the name of such Purchasers on the signature page hereto for a purchase price in the aggregate amount of $1,500,000, which, in the case of the Notes, shall be payable to the Company and, in the case of the Shares to the holder of such Shares, at the Closing by wire transfer of immediately available funds.

The Note shall be secured by a first priority lien (other than on certain equipment debt which is currently pledged to secure certain indebtedness of the Company and with respect to which Purchasers shall have a second lien), more fully described in the Security Agreement, on all current and future assets of the Company and the Subsidiaries and Mount Tam, including the stock of the Company and its Subsidiaries, a is guaranteed by various parties pursuant to the Guarantees and is subject to the rights set forth in the Pledge Agreement.

At the Closing, the Purchasers shall deliver to the Company via wire transfer immediately available funds equal to its Subscription Amount and the Company shall deliver to the Purchasers its Note and shall cause to be delivered the Shares, and the other items set forth in Section 2.2 issuable at the Closing. Upon satisfaction of the conditions set forth in Section 2.2, the Closing shall occur at the offices of the Company, or such other location as the parties shall mutually agree.

2.2	Deliveries.

a)	On the Closing Date, the Company or Mount Tam shall deliver to the Purchasers the following and shall have satisfied the following conditions, as the case may be:

(i)	this Agreement, substantially in the form of Exhibit A hereto, duly executed by the Company;

(ii)	a duly executed Note with a principal amount equal to the amount such Purchasers’ Subscription Amount, registered in the name of such Purchasers, substantially in the form of Exhibit B hereto;

(iii)	the Shares, registered in the name of such Purchaser, substantially in the form of Exhibit C hereto, or registered in book entry by the Company’s transfer agent;

(iv)	the Security Agreement, duly executed by the Company, and the Subsidiaries and Mount Tam, substantially in the form of Exhibit D hereto, along with all the security documents;

(v)	the Subsidiary and Mount Tam Guarantee, substantially in the form of Exhibits E, and the Principals’ Guarantee, substantially in the form of Exhibit F;

(vi)	the Affidavits of Confession of Judgment, substantially in the form of Exhibit G hereto, duly executed by the Company, Mount Tam and the Guarantors;

(vii)	the Subordination Agreement, substantially in the Form of Exhibit H hereto, duly executed by certain other agreed upon debtholders;

(viii)	a legal opinion of Company Counsel satisfactory in form and substance to the Purchasers, substantially in the form of Exhibit I hereto;

(ix)	the Registration Rights Agreement, substantially in the form of Exhibit J hereto;

(x)	the Lock-up Agreements, substantially in the form of Exhibit K hereto;

(xi)	the Transfer Agent Instructions, in the form of Exhibit L hereto;

(xii)	the Pledge Agreement in the form of Exhibit M hereto:

(xiii)	Certificates of the CEO and Secretary of the Company, its Subsidiaries and Mount Tam, in the form of Exhibit N, certifying as to (a) copies of the Certificate of and bylaws of such party, as amended and restated as of the date hereof, (b) all actions taken and consents made by such party and its Board of Directors and shareholders, as applicable to authorize the transactions provided by the Transaction Documents, (c) the names of the directors and officers of such party authorized to sign the Transaction Documents , together with a sample of the true signature of such Person, (d) all conditions set forth in this Section 2.2 have been met by such party, and (e) no event has occurred or such party anticipates occurring that has resulted in an Event of Default or with the passage of time would result in an Event of Default;

(xiv)	Certificates of good standing for the Company and its Subsidiaries and Mount Tam in the jurisdictions of their respective incorporation, in the principal places in which they conduct business and in the places where they owns real estate;

(xv)	The final audit for the Company for 2018 and the Company’s 2018 income tax return.;

(xvi)	Intentionally omitted;

(xvii)	The reverse merger by and between a subsidiary of the Company and Mount Tam shall have been consummated. Upon consummation of such reverse merger, shareholders of the Company prior to the reverse merger shall own approximately 90% of the shares of common stock of Mount Tam, which shall be free and clear of indebtedness and other liabilities other that the Company’s liabilities;

(xviii)	The Membership Interest Purchase Agreement with Brian Steven regarding BDS Enterprises, LLC II shall have been entered into, and Purchaser shall be satisfied that the conditions precedent to closing and the financing therefor shall be attainable; and

(xix)	No other securities of the Company, Mount Tam or the Subsidiaries outstanding after the use of proceeds hereof (i) shall be in default or (ii) shall reset as a result of the issuance of the Securities.

b)	On the Closing Date, each Purchasers shall deliver or cause to be delivered to the Company the following:

(i)	this Agreement duly executed by the Purchasers;

(ii)	the Purchasers’ Subscription Amount by wire transfer to the account of the Company;

(iii)	the Security Agreement, duly executed by the Purchasers; and

(iv)	the Registration Rights Agreement, duly executed by the Purchasers.

2.3	Closing Conditions.

a)	The obligations of the Company and Mount Tam hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)	all obligations, covenants and agreements of Purchasers required to be performed at or prior to the Closing Date shall have been performed; and

(iii)	the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

b)	The obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)	the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company and Mount Tam contained herein;

(ii)	all obligations, covenants and agreements of the Company and its Subsidiaries and Mount Tam required to be performed at or prior to the Closing Date shall have been performed;

(iii)	such Purchasers shall be satisfied with the results of its due diligence investigation of the Company and Mount Tam;

(iv)	such Purchasers shall be satisfied with the Company’s current and projected uses of cash;

(v)	such Purchasers shall be satisfied with the quality and amount of the collateral;

(vi)	no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(vii)	the delivery by the Company and Mount Tam of the items set forth in Section 2.2(a) of this Agreement;

(viii)	Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could be expected to have or result in a Material Adverse Effect with respect to the Company and its Subsidiaries or Mount Tam;

(ix)	no banking moratorium have been declared either by the United States or New York State authorities, no suspension of trading shall have been declared on the New York Stock Exchange or the NASDAQ Stock Market, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial markets which, in each case, in the reasonable judgment of such Purchasers, makes it impracticable or inadvisable to purchase the Note and Shares at the Closing;

(x)	neither the Company nor any of its Subsidiaries or Mount Tam shall have any outstanding indebtedness, other than (A) that in favor of the Purchasers pursuant to the Note, (B) indebtedness incurred in the ordinary course of business in connection with the purchase of equipment, trade debt incurred in the ordinary course of business, and (C) indebtedness set forth on the Schedules hereto; and

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company and its Subsidiaries and Mount Tam. Except as set forth in the Disclosure Schedule which shall be deemed a part hereof, each of the Company and its Subsidiaries and Mount Tam, hereby makes the representations and warranties set forth below to the Purchasers.

a)	Subsidiaries. All of the direct and indirect subsidiaries of the Company and Mount Tam are set forth in Schedule 3.1(a) hereto. The Company and Mount Tam each owns, directly or indirectly, all of the capital stock or other equity or membership interests of each Subsidiary free and clear of any Liens, other than the Lien granted to the Purchasers, and all the issued and outstanding shares of capital stock or membership interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

b)	Organization and Qualification. Each of the Company and the Subsidiaries and Mount Tam is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary not Mount Tam is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries and Mount Tam is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries and Mount Tam, taken as a whole, or (iii) a material adverse effect on the Company’s or its Subsidiaries or Mount Tam’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

c)	Authorization; Enforcement. The Company and each of its Subsidiaries and Mount Tam has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and each of its Subsidiaries and Mount Tam and the consummation by it of the transactions contemplated thereby have been duly authorized by all action on the part of the Company and each of its Subsidiaries and Mount Tam and no further action is required by the Company and each of its Subsidiaries and Mount Tam in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each of its Subsidiaries and Mount Tam and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and each of its Subsidiaries and Mount Tam enforceable against the Company and each of its Subsidiaries and Mount Tam in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

d)	No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and each of its Subsidiaries and Mount Tam and the consummation by the Company and each of its Subsidiaries and Mount Tam of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s or Mount Tam’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or Mount Tam, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing indebtedness of the Company or any of its Subsidiaries or Mount Tam or otherwise) or other understanding to which the Company or any Subsidiary or Mount Tam is a party or by which any property or asset of the Company or any Subsidiary or Mount Tam is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary or Mount Tam is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary or Mount Tam is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

e)	Filings, Consents and Approvals. Except as set forth in Schedule 3.1 (e) hereto, neither the Company, its Subsidiaries nor Mount Tam is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company or such Subsidiaries or Mount Tam of the Transaction Documents.

f)	Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the other than restrictions on transfer provided for in the Transaction Documents. The Common Shares issuable upon exercise of the Notes, when issued in accordance with the terms of the Transaction Documents, and the Shares are validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company, its Subsidiaries or Mount Tam. Mount Tam has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of at least equal to the amount required to satisfy the conversion of the Note.

g)	Capitalization. The capitalization of the Company and its Subsidiaries and Mount Tam is as set forth on Schedule 3.1(g). Other than as set forth on Schedule 3.1(g), the Company and the Subsidiaries and Mount Tam have no indebtedness for money borrowed. Except as set forth on Schedule 3.1(g), neither the Company nor Mount Tam has not issued any capital stock since September 30, 2019, other than in connection with the Reverse Merger. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock of the Company or Mount Tam, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary or Mount Tam is or may become bound to issue additional shares of common stock, of the Company or Mount Tam or securities or rights convertible or exchangeable into shares of common stock of the Company, its Subsidiaries or Mount Tam. The issuance and sale of the Securities will not obligate the Company or any Subsidiary or Mount Tam to issue shares of common stock of the Company or any Subsidiary or Mount Tam or other securities to any Person (other than the Purchasers) and will not result in a right of the Company’s or any of its Subsidiaries’ or Mount Tam’s securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of and membership interests in the Company and its Subsidiaries and Mount Tam are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares or membership interests was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or any of its Subsidiaries or Mount Tam or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to Company’s or any of its Subsidiaries’ or Mount Tam’s capital stock to which the Company or any of its Subsidiaries or Mount Tam is a party or, to the knowledge of the Company or such Subsidiary or Mount Tam, between or among any of the Company’s stockholders or any stockholder of its Subsidiaries or Mount Tam. Neither the Company nor any Subsidiary nor Mount Tam has any outstanding indebtedness for borrowed money except for the indebtedness described in Schedule 3.1 (g) hereto.

h)	Financial Statements. The financial statements of the Company and its Subsidiaries and of Mount Tam have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries and of Mount Tam as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

i)	Material Changes. Since September 30, 2019, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) except as set forth on Schedule 3.1(i), each of the Company and its Subsidiaries and Mount Tam has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s, its Subsidiaries’ or Mount Tam’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) each of the Company and its Subsidiaries and Mount Tam has not altered its method of accounting, (iv) each of the Company and its Subsidiaries and Mount Tam has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) each of the Company and its Subsidiaries and Mount Tam has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing stock option plans.

j)	Litigation. Other than as set forth in Schedule 3.1 (j) hereto, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or Mount Tam, threatened against or affecting the Company , any Subsidiary, Mount Tam or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary nor Mount Tam, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company or any Subsidiary, there is not pending or contemplated, any investigation by the Commission involving the Company or any Subsidiary or Mount Tam or any current or former director or officer of the Company or any Subsidiary or Mount Tam.

k)	Labor Relations. No material labor dispute exists or, to the knowledge of the Company or Subsidiary or Mount Tam, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

l)	Compliance, Material Contracts. Except as set forth on Schedule 3.1(l) hereto, neither the Company nor any Subsidiary nor Mount Tam (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary or Mount Tam under), nor has the Company or any Subsidiary or Mount Tam received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement, services, marketing or processing agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect. Except as set forth on Schedule 3.1(l), each Material Contract is in full force and effect and is enforceable in accordance with its terms, and no material defaults enforceable against the Company or any Subsidiary or Mount Tam exist thereunder. Neither the Company nor any Subsidiary nor Mount Tam has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract.

m)	Regulatory Permits and Licenses. The Company and the Subsidiaries and Mount Tam possess all certificates, authorizations, memberships, sponsorships and permits issued by the appropriate federal, state, local or foreign regulatory authorities or other Person necessary to conduct their respective businesses and are in good standing under all such certificates, authorizations, memberships, sponsorship and permits, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary nor Mount Tam has received any notice of proceedings relating to the revocation or modification of any Material Permit.

n)	Title to Assets. The Company and the Subsidiaries and Mount Tam have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and Mount Tam and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries and Mount Tam, in each case free and clear of all Liens, except Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Mount Tam and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries and Mount Tam are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries and Mount Tam are in compliance.

o)	Intellectual Property. The Company and the Subsidiaries and Mount Tam have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary nor Mount Tam has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary or Mount Tam violates or infringes upon the rights of any Person. To the knowledge of the Company or Mount Tam, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of others.

p)	Insurance. The Company and the Subsidiaries and Mount Tam are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries and Mount Tam are engaged. To the best of the Company’s and Mount Tam’s knowledge, such insurance contracts and policies are accurate and complete. Neither the Company nor any Subsidiary nor Mount Tam has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

q)	Transactions With Affiliates and Employees. None of the officers or directors of the Company or any Subsidiary or Mount Tam and, to the knowledge of the Company or any Subsidiary or Mount Tam, none of the employees of the Company or any Subsidiary or Mount Tam is presently a party to any transaction with the Company or any Subsidiary or Mount Tam (other than for services as employees, officers and directors and other than for indebtedness), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company or any Subsidiary or Mount Tam, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $10,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or any Subsidiary or Mount Tam and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company or any Subsidiary or Mount Tam.

r)	Certain Fees. Except as set forth on Schedule 3.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company or Mount Tam to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

s)	Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company and its Subsidiaries and Mount Tam to the Purchasers as contemplated hereby.

t)	Investment Company. The Company, its Subsidiairies and Mount Tam is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company, its Subsidiaries and Mount Tam shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

u)	Registration Rights. Except as contemplated by the transactions hereunder or as set forth on Schedule 3.1(u), no Person has any right to cause the Company or Mount Tam to effect the registration under the Securities Act of any securities of the Company or Mount Tam.

v)	Application of Takeover Protections. The Company’s and its Subsidiaries’ and Mount Tam’s Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company’s, its Subsidiaries’ and Mount Tam’s fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s and Mount Tam’s issuance of the Securities and the Purchasers’ ownership of the Securities.

w)	Disclosure. All disclosure provided to the Purchasers regarding each of the Company, its Subsidiaries, Mount Tam, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company, its Subsidiaries and Mount Tam with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company and its Subsidiaries and Mount Tam acknowledge and agree that the Purchasers makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

x)	No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Subsidiaries or Affiliates, nor Mount Tam nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company or its Subsidiaries or Mount Tam for purposes of the Securities Act or any applicable shareholder approval provisions.

y)	Solvency. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries and Mount Tam. Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company and its Subsidiaries of the proceeds from the sale of the Securities hereunder and the application of the proceeds thereof, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company’s, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 3.1(g) sets forth all outstanding secured and unsecured Indebtedness of the Company, is Subsidiaries and Mount Tam or for which any such party has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $10,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in such party’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $10,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary nor Mount Tam is in default with respect to any Indebtedness.

z)	Environmental Matters. The Company and each its Subsidiaries and Mount Tam (a) is in compliance with any and all Environmental Laws (as herein defined), (b) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses and (c) is in compliance with all terms and conditions of any such permit, license or approval. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

aa)	Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary and Mount Tam has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company and Mount Tam have no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary or Mount Tam.

bb)	No General Solicitation. Neither the Company, Mount Tam nor any person acting on behalf of the Company or Mount Tam has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company and Mount Tam have offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

cc)	Foreign Corrupt Practices; Patriot Act, etc. For purposes of this representation, the term the “Company” shall include all of its Subsidiaries and Mount Tam. Neither The Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

The Company and its Subsidiaries and Mount Tam are in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the USA Patriot Act (Title III of Pub. L. 107-56,signed into law October 26, 2001) (the “Act”). No part of the proceeds of the Note will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended. None of the Company or any of its Subsidiaries and Mount Tam is a Person named on a list published by OFAC or a Person with whom dealings are prohibited under any OFAC Regulations.

dd)	Seniority. As of the Closing Date, no Indebtedness, equity or other security of the Company or the Subsidiaries or Mount Tam is senior to, or, except as set forth on Schedule 3.1(dd) hereto, pari passu with, the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise.

ee)	No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company or any Subsidiary or Mount Tam to arise, between the accountants and lawyers formerly or presently employed by the Company or any Subsidiary of Mount Tam and, except as set forth on Schedule 3.1(ee), the Company and each Subsidiary and Mount Tam is current with respect to any fees owed to its accountants and lawyers. By making this representation, each of the Company and its Subsidiaries and Mount Tam does not, in any manner, waive the attorney/client privilege or the confidentiality of the communications between the Company and its Subsidiaries and Mount Tam and its lawyers.

ff)	Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company and its Subsidiaries and Mount Tam acknowledge and agree that the Purchasers are acting solely in the capacity of an arm’s length Purchasers with respect to the Transaction Documents and the transactions contemplated hereby. The Company and its Subsidiaries and Mount Tam further acknowledge that the Purchasers are not acting as a financial advisor or fiduciary of the Company and its Subsidiaries and Mount Tam (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by the Purchasers or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities. The Company and its Subsidiaries and Mount Tam further represent to the Purchasers that Company’s and its Subsidiaries’ and Mount Tam’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company, Mount Tam and their representatives.

gg)	Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(i)	No Disqualification Events. Neither the Company, Mount Tam nor any of its predecessors affiliates, any manager, executive officer, other officer of the Company or such Subsidiary or Mount Tam participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s or such Subsidiaries’ or Mount Tam’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or such Subsidiary or Mount Tam in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company and its Subsidiaries and Mount Tam has exercised reasonable care to determine (i) the identity of each person that is a Company Covered Person; and (ii) whether any Company Covered Person is subject to a Disqualification Event. The Company and its Subsidiaries and Mount Tam will comply with its disclosure obligations under Rule 506(e).

(ii)	Other Covered Persons. None of the Company and its Subsidiaries or Mount Tam is aware of any person (other than any Company Covered Person) that has been or will be paid (directly or indirectly) remuneration in connection with the Note that is subject to a Disqualification Event (each an “Other Covered Person”).

(iii)	Reasonable Notification Procedures. With respect to each Company Covered Person, the Company and its Subsidiaries and Mount Tam has established procedures reasonably designed to ensure that they receive notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(iv)	Notice of Disqualification Events. The Company and Mount Tam will notify the Purchasers immediately in writing upon becoming aware of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

hh)	Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company and its Subsidiaries and Mount Tam acknowledge and agree that the Purchasers are acting solely in the capacity of an arm’s length Purchasers with respect to this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby and that the Purchasers is not (i) an officer or director of the Company or the Subsidiaries or Mount Tam, (ii) an Affiliate of the Company or the Subsidiaries or Mount Tam or (iii) to the knowledge of the Company or such Subsidiaries or Mount Tam , a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act. The Company and the Subsidiaries and Mount Tam further acknowledge that the Purchasers are not acting as a financial advisor or fiduciary of the Company or its Subsidiaries or Mount Tam (or in any similar capacity) with respect to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Company or the Subsidiaries or Mount Tam or any of its representatives or agents in connection with this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Purchasers’ purchase of the Notes and Common Shares.

3.2  Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company and Mount Tam as follows:

a)	Organization; Authority. Such Purchaser is an entity duly organized under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

b)	Purchasers Representation. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable securities laws and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Nothing contained herein shall be deemed a representation or warranty by such Purchasers to hold Securities for any period of time.

c)	Purchasers Status. At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it converts any of the Notes into shares of Common Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

d)	Experience of the Purchasers. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

e)	General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company and its Subsidiaries and Mount Tam acknowledge and agree that the Purchasers does not make or have not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

a)	The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or any Subsidiary or Mount Tam or to an affiliate of a Purchasers or in connection with a pledge as contemplated in Section 4.1(b), the Company or Mount Tam may, at its expense, require the transferor thereof to provide to the Company or Mount Tam an opinion of counsel selected by the transferor and reasonably acceptable to the Company or Mount Tam, the form and substance of which opinion shall be reasonably satisfactory to the Company or Mount Tam, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchasers under this Agreement.

b)	The Purchasers agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

c)	Certificates evidencing the Common Shares underlying the Note shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Common Shares pursuant to Rule 144, or (iii) if such Common Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company and Mount Tam shall, at its expense, cause its counsel to issue a legal opinion to the Mount Tam’s transfer agent promptly after the Effective Date if required by the Mount Tam’s transfer agent to effect the removal of the legend hereunder. If all or any portion of a Note is converted at a time when there is an effective registration statement to cover the resale of the common shares, or if such common shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such common shares shall be issued free of all legends. The Company and Mount Tam agree that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than two Business Days following the delivery by a Purchasers to Mount Tam or Mount Tam’s transfer agent of a certificate representing common shares issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchasers a certificate representing such shares that is free from all restrictive and other legends. Neither Mount Tam nor the Company may make any notation on its records or give instructions to any transfer agent of Mount Tam or the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for common shares subject to the legend removal hereunder shall be transmitted by the transfer agent of Mount Tam or the Company to the Purchasers by crediting the account of the Purchasers’ prime broker with the DTC.

d)	In addition to the Purchasers’ other available remedies, the Company and Mount Tam shall pay to each Purchasers, in cash, as partial liquidated damages and not as a penalty, $1,000 per Business Day for each Business Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit each Purchasers’ right to pursue actual damages for the Company’s and Mount Tam’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchasers shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

e)	The Purchasers agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s and Mount Tam’s reliance that such Purchasers will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2 Acknowledgment of Dilution. The Company and its Subsidiaries and Mount Tam acknowledge that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company and its Subsidiaries and Mount Tam further acknowledge that its obligations under the Transaction Documents, including without limitation its obligation to issue the Common Shares underlying the Notes pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company or its Subsidiaries and Mount Tam may have against any Purchasers and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company and its Subsidiaries and Mount Tam.

4.3 Furnishing of Information. Prior to the time the Company or Mount Tam is a reporting company under the Exchange Act,, the Company and its Subsidiaries and Mount Tam covenant to provide the Purchasers with (1) monthly statement of operations, balance sheet and cash flow information within 30 days of the end of each month, (2) annual audited consolidated financial statements prepared by its independent certified financial accountants and (3) such other financial information reasonably requested by Purchasers.

4.4 Shareholder Rights Plan. No claim will be made or enforced by the Company or its Subsidiaries or Mount Tam or, to the knowledge of any such party, any other Person that any Purchasers is an “Acquiring Person” under any shareholder rights plan or similar plan or arrangement in effect or hereafter adopted by the Company or its Subsidiaries or Mount Tam, or that any Purchasers could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company any of its Subsidiaries and Mount Tam and any Purchasers. The Company and its Subsidiaries and Mount Tam shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.5 Use of Proceeds. The Company shall use the net proceeds from the sale of the Securities hereunder to repay indebtedness owing to Catalytic Capital LLC c/o Thoroughbred Pinnacle LLC and the payment of fees and expenses (in each case satisfactory to the Investor) incurred in connection herewith and for working capital purposes satisfactory to the Purchasers. The Company and Mount Tam may not use funds at any time to repay indebtedness, lend money, give credit or make advances to any officers, directors, employees, affiliates or debtholders of the Company, its Subsidiaries or Mount Tam.

4.6 Reimbursement. If the Purchasers becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company or its Subsidiaries or Mount Tam (except as a result of sales, pledges, margin sales and similar transactions by the Purchasers to or with any current stockholder), solely as a result of such Purchasers’ acquisition of the Securities under this Agreement, the Company and its Subsidiaries and Mount Tam will reimburse such Purchasers for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. The reimbursement obligations of the Company and its Subsidiaries and Mount Tam under this paragraph shall be in addition to any liability which the Company or such Subsidiaries and Mount Tam may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of such Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, its Subsidiaries, Mount Tam, the Purchasers and any such Affiliate and any such Person. The Company and its Subsidiaries and Mount Tam also agree that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company, its Subsidiaries, Mount Tam or any Person asserting claims on behalf of or in right of the Company, its Subsidiaries, Mount Tam solely as a result of acquiring the Securities under this Agreement.

4.7 Indemnification of Purchasers. Subject to the provisions of this Section 4.7, the Company and its Subsidiaries and Mount Tam will indemnify and hold the Purchasers and its directors, officers, shareholders, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchasers (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchasers Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchasers Party may suffer or incur as a result of, arising from, or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company and its Subsidiaries and Mount Tam in this Agreement or in the other Transaction Documents (or any allegation by a third-party that, if true would constitute such a breach) or (b) any action instituted against a Purchasers, or any of them or their respective Affiliates, by any stockholder of the Company or its Subsidiaries or Mount Tam who is not an Affiliate of such Purchasers, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchasers’ representation, warranties or covenants under the Transaction Documents or any agreements or understandings any Purchasers may have with any such stockholder or any violations by such Purchasers of state or federal securities laws or any conduct by such Purchasers which constitutes fraud, gross negligence or willful misconduct). If any action shall be brought against any Purchasers Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchasers Party shall promptly notify the Company and Mount Tam in writing, and the Company and Mount Tam shall have the right to assume the defense thereof with counsel of its own choosing. Any Purchasers Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchasers Party except to the extent that (i) the employment thereof has been specifically authorized by the Company and Mount Tam in writing, (ii) the Company and Mount Tam has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and Mount Tam and the position of the Purchasers Party. The Company and Mount Tam will not be liable to any Purchasers Party under this Agreement (i) for any settlement by a Purchasers Party effected without the Company’s and Mount Tam’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchasers Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.8 Participation in Future Financing. From the date hereof until the date that is the eighteen month anniversary of the Closing Date, upon any issuance by the Company or any of its Subsidiaries or Mount Tam of debt or common stock or common stock equivalents for cash consideration, indebtedness or a combination of units thereof (a “Subsequent Financing”), the Purchasers shall have the right to participate in up to an amount of the Subsequent Financing equal to 100% of the amount invested hereunder (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing. At least five (5) Business Days prior to the closing of the Subsequent Financing, the Company and Mount Tam shall deliver to each Purchasers a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask the Purchasers if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of a Purchasers, and only upon a request by such Purchasers, for a Subsequent Financing Notice, the Company and Mount Tam shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Purchasers. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

If the Purchasers desires to participate in such Subsequent Financing must provide written notice to the Company and Mount Tam by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchasers has received the Pre-Notice that such Purchasers is willing to participate in the Subsequent Financing, the amount of such Purchaser’s participation, and representing and warranting that such Purchasers has such funds ready, willing, and available for investment on the from the Purchasers as of such fifth (5th) Business Day, the Purchasers shall be deemed to have notified the Company and Mount Tam that it does not elect to participate.

If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company or Mount Tam may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after the Purchasers has received the Pre-Notice, the Company or Mount Tam receives responses to a Subsequent Financing Notice from Purchasers seeking to purchase more than the aggregate amount of the Participation Maximum, the Purchasers shall have the right to purchase its portion of the Participation Maximum.

The Company and Mount Tam must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.12, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

The Company and Mount Tam and the Purchasers agree that if the Purchasers elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Purchasers shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in terms set forth in the Subsequent Financing Notice. If the Company and Mount Tam receives no such notice connection with, this Agreement, without the prior written consent of the Purchasers.

Notwithstanding anything to the contrary in this Section 4.8 and unless otherwise agreed to by the Purchasers, the Company and Mount Tam shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchasers will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice. If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company or Mount Tam or any Subsequent Financing.

4.9 Most Favored Nations. In the event that while the any of the Notes are outstanding, the Company or Mount Tam issues or sells any securities to a third party in a capital raising transaction or series of related transactions which grants to such investor investment terms that in the opinion of the Purchasers are more favorable as a whole to those granted to Purchasers in this offering, the agreements between the Company, Mount Tam and the Purchasers shall be amended to include such better terms on any outstanding Notes.

4.10 Insurance Matters. The Company agrees that within 30 days of Closing it will obtain Key man insurance on J. D. Reedy in an amount equal to the Notes and Directors’ and Officers’ insurance in an amount satisfactory to the Purchasers. By such date, the Company will also name Purchasers as lender loss payee and additional insured under each Company such insurance policy

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchasers, as to such Purchasers’ obligation hereunder by written notice to the other parties, if the Closing has not been consummated on or before November 30, 2019; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2  Fees. At the Closing, the Company has agreed to reimburse Purchasers (i) $25,000 (less any amounts previously received) for legal expenses incurred in connection with the transaction, and (ii) all other costs and expenses incurred in connection with the due diligence and documentation of the transaction by the Purchasers (e.g., background checks (to the extent not provided to Purchasers), lien searches and UCC filings (less any amounts previously received). Such expenses shall also include $20,000 payable to a third party for accounting due diligence, to the extent not previously paid. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email or facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of amendments, by the Company, Mount Tam and the Majority Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and Mount Tam may not assign this Agreement or any rights or obligations hereunder. Any Purchasers may assign any or all of its rights under this Agreement to any Person to whom such Purchasers assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to such “Purchasers.”

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive for a period of 18 months following the Closing, the delivery of the Securities and the conversion or payment of the Notes.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page or data file were an original thereof.

5.12 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchasers exercises a right, election, demand or option under a Transaction Document and the Company and its Subsidiaries and Mount Tam does not timely perform their related obligations within the periods therein provided, then such Purchasers may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company and Mount Tam , any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company and its Subsidiaries or Mount Tam shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company or Mount Tam of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company and Mount Tam will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company or its Subsidiaries or Mount Tam makes a payment or payments to any Purchasers pursuant to any Transaction Document or a Purchasers enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, such Subsidiary, or Mount Tam a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company and its Subsidiaries and Mount Ta m hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchasers in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company and its Subsidiaries and Mount Tam under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company or Mount Ta may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company or any Purchasers to any Purchasers with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company or Mount Tam , the manner of handling such excess to be at the Purchasers’ election.

5.18 Liquidated Damages. The Company’s and its Subsidiaries and Mount Tam’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and its Subsidiaries and Mount Tam and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BANNER MIDSTREAM CORP.		Address for Notice:

5899 Preston Rd., Unit 505
Frisco, TX 75034

By:		Telephone:
Name:	Jay Puchir	Email: jpuchir@pinnaclefrac.com
Title:	CEO

MTB CORP.		Address for Notice:

106 Main Street, #4E
Burlington, VT 05401

By:		Telephone:
Name:		Email:
Title:

With a copy to (which shall not constitute notice):

Telephone:

Email:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

[PURCHASERS SIGNATURE PAGES TO COMPANY, SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: ________________________________________________________

Signature of Authorized Signatory of Investing Entity: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Entity:_______________________________________________

Address for Notice of Investing Entity:

Address for Delivery of Securities for Investing Entity (if not same as above):

Subscription Amount: $1,500,000

Principal Amount of Notes: $1,666,666.67

Common Shares: 300,000